Exhibit 10.11

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (as it may from time to time be amended and including all exhibits, if any, referenced herein, this “Agreement”), dated as of [●], 2021, is entered into by and among ONS Acquisition Corp. (the “Company”), ONS Acquisition Management LLC (the “Sponsor”) and Ladenburg Thalmann & Co. Inc. (the “Representative”).

WHEREAS, the Company proposes to issue and sell up to an aggregate of 17,250,000 units of the Company, each unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (each, a “Class A Ordinary Share”), and one-half of one redeemable warrant, each whole warrant entitling the holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per Class A Ordinary Share, as set forth in the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission (the “SEC”), File Number 333-254495 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company has entered into an Underwriting Agreement with the Representative, as the representative of the underwriters named in Schedule I thereto; and

WHEREAS, the Sponsor has agreed to sell to the Representative, and the Representative has agreed to purchase from the Sponsor, (i) 17,250 Class B ordinary shares (the “Shares”), $0.0001 par value per share (the “Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”) of the Company and (ii) and (ii) 50,000 private placement warrants (the “Private Placement Warrants” and together with the Shares, the “Securities”), each of which entitles the holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per Class A Ordinary Share, as set forth in the Company’s Registration Statement.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

1. Purchase of Securities. For the sum of $100,000, which the Sponsor acknowledges receiving in cash, the Sponsor hereby sells the Securities to the Representative, and the Representative hereby purchases the Securities from the Sponsor, on the terms and subject to the conditions set forth in this Agreement.

2. Representations, Warranties and Agreements.

2.1 The Representative’s Representations, Warranties and Agreements. To induce the Sponsor to sell the Securities to the Representative, the Representative hereby represents and warrants to the Sponsor and the Company and agrees with the Sponsor and the Company as follows:

2.1.1. No Government Recommendation or Approval. The Representative understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Securities.

2.1.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Representative of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Representative, (ii) any agreement, indenture or instrument to which the Representative is a party, (iii) any law, statute, rule or regulation to which the Representative is subject, or (iv) any agreement, order, judgment or decree to which the Representative is subject.

2.1.3. Organization and Authority. The Representative is validly existing and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Sponsor and the Company, this Agreement will be a legal, valid and binding agreement of the Representative, enforceable against the Representative in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4. Experience, Financial Capability and Suitability. The Representative is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities and (ii) able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act (as defined below) and therefore cannot be resold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Representative is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Representative must bear the economic risk of this investment until the Securities are sold pursuant to: (x) an effective registration statement under the Securities Act or (y) an exemption from registration available with respect to such sale. The Representative is able to bear the economic risks of an investment in the Securities and to afford a complete loss of the Representative’s investment in the Securities.

2.1.5. Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Representative has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Representative has relied solely on the Representative’s own knowledge and understanding of the Company and its business based upon the Representative’s own due diligence investigation and the information furnished pursuant to this paragraph.

2.1.6. Regulation D Offering. The Representative represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption applicable to “accredited investors” or similar exemptions under federal and state law.

2.1.7. Investment Purposes. The Representative is purchasing the Securities solely for investment purposes, for the Representative’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Representative did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

2.1.8. Restrictions on Transfer; Shell Company. The Representative understands the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Representative understands the Securities will be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and The Representative understands that the certificate representing the Securities will contain a legend in respect of such restrictions. If in the future the Representative decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of Section 4.1 hereof. Absent registration or an exemption, the Representative agrees not to resell the Securities. The Representative further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Representative for the resale of the Securities until one year following consummation of the initial business combination of the Company, despite technical compliance with the certain requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Representative in connection with the transactions contemplated by this Agreement.

2.2 The Sponsor’s Representations, Warranties and Agreements. To induce the Representative to purchase the Securities, the Sponsor hereby represents and warrants to the Representative and the Company and agrees with the Representative and the Company as follows:

2.2.1 Organization and Corporate Power. The Sponsor is a Delaware limited liability company, validly existing and in good standing under the laws of Delaware and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Representative and the Company, this Agreement will be a legal, valid and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Sponsor, (ii) any agreement, indenture or instrument to which the Sponsor is a party, (iii) any law, statute, rule or regulation to which the Sponsor is subject, or (iv) any agreement, order, judgment or decree to which the Sponsor is subject.

2.2.3. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Sponsor in connection with the transactions contemplated by this Agreement.

2.2.4. Title to Securities. The Securities are duly and validly issued, fully paid and nonassessable. Upon payment pursuant to the terms hereof the Representative will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Securities may be subject which have been notified to the Representative in writing, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Representative.

2.3 Company’s Representations, Warranties and Agreements. To induce the Representative to purchase the Securities, the Company hereby represents and warrants to the Representative and the Sponsor and agrees with the Representative and the Sponsor as follows:

2.3.1 Organization and Corporate Power. The Company is a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Representative and the Sponsor, this Agreement will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.3.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Company, (ii) any agreement, indenture or instrument to which the Company is a party, (iii) any law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject.

2.3.3. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Company in connection with the transactions contemplated by this Agreement.

2.3.4. Title to Securities. The Securities are duly and validly issued, fully paid and nonassessable. Upon payment pursuant to the terms hereof the Representative will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Securities may be subject which have been notified to the Representative in writing, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Representative.

3. Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares purchased pursuant to this Agreement, the Representative hereby waives, solely with respect to the Shares, any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the Company’s initial public offing will be deposited, in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, the Representative shall be eligible to receive any liquidating distributions by the Company in respect of all other units, Class A Ordinary Shares, warrants or other securities of the Company.

4. Restrictions on Transfer.

4.1. Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be dated as of the closing of the Company’s initial public offering by and between Representative and the Company, the Representative agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

4.2 Lock-up. The Representative acknowledges that the Securities will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter. Pursuant to the Insider Letter, and subject to the exceptions contained therein, the Representative will agree not to sell, transfer, pledge, hypothecate or otherwise dispose of: (i) all or any part of the Shares until the earlier to occur of: (A) one year after the completion of the Company’s initial business combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after its initial business combination that results in all of its shareholders having the right to exchange their shares of Ordinary Shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination the Shares will be released from the Lock-up or (ii) all or any part of the Private Placement Warrants, or the Class A Ordinary Shares issuable upon exercise of such Private Placement Warrants, until 30 days after the completion of the Company’s initial business combination.

4.3 Restrictive Legends. All certificates representing the Securities shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PERIOD.”

“SECURITIES EVIDENCED BY THIS CERTIFICATE AND CLASS A ORDINARY SHARES OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.”

4.4. Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of a special dividend payable in a form other than Ordinary Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Ordinary Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Securities subject to this Section 4 or into which such Shares thereby become convertible shall immediately be subject to this Section 4. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number or class of Securities subject to this Section 4.

4.4 Registration Rights. The Representative acknowledges that the Securities are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a Registration and Shareholder Rights Agreement (the “Registration and Shareholder Rights Agreement”) to be entered into with the Company prior to the closing of the Company’s initial public offering.

5. Other Agreements.

5.1. Further Assurances. The Representative, the Sponsor and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.

5.3. Entire Agreement. This Agreement, together with that certain Insider Letter to be entered into between Representative and the Company, substantially in the form to be filed as an exhibit to the Registration Statement, embodies the entire agreement and understanding between the Representative, the Sponsor and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

5.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

5.5. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

5.6. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

5.7. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

5.8. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

5.9. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

5.10. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.11. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

5.12. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

5.13. Headings and Captions. The headings and captions of the various sections of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5.15. Construction. Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular section unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6. Voting and Redemption of Shares. The Representative agrees to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s shareholders and shall not seek redemption with respect to such Shares. Additionally, the Representative agrees not to redeem any Shares in connection with a redemption or tender offer presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

7. Terms of the Securities.

7.1. Warrant Agreement. Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent on the closing date of the initial public offering.

7.2. Registration and Shareholder Rights Agreement. On the closing date of the initial public offering, the Company and the Representative shall enter into the Registration and Shareholder Rights Agreement.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

COMPANY:

ONS ACQUISITION CORP.

By:
Name:
Title:

SPONSOR:

ONS ACQUISITION MANAGEMENT LLC

By:
Name:
Title:

REPRESENTATIVE:

LADENBURG THALMANN & CO. INC.

By:
Name:
Title: